Exhibit 99.1

ORIC Pharmaceuticals Reports First Quarter 2020 Financial and Operational Results

Successful completion of $138.0 million initial public offering; cash and cash equivalents of $204.2 million as of April 30th expected to fund current operating plan into 2023

Lead program ORIC-101 on track for multiple interim data readouts in 2021 and CD73 inhibitor ORIC-533 on track for IND filing in first half of 2021

Strengthened leadership team with addition of Christian V. Kuhlen, M.D., as General Counsel and Mardi C. Dier to board of directors

SOUTH SAN FRANCISCO, CA – May 20, 2020 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results for the quarter ended March 31, 2020.

“Throughout 2019 and the first quarter of 2020, we made substantial progress across all aspects of our business, including important advancements with respect to our programs, people and funding,” said Jacob Chacko, president and chief executive officer. “With the success of our recently completed initial public offering and key additions to our leadership team over the last eighteen months, ORIC is well-positioned to execute our strategy of developing a broad pipeline of novel treatments that address mechanisms of therapeutic resistance in cancer.”

First Quarter 2020 and Other Recent Highlights

•

First Patient Dosed in ORIC-101 Phase 1b Combination Trial for Prostate Cancer: In January 2020, ORIC announced the dosing of its first patient in a Phase 1b clinical trial being conducted under a collaboration with Astellas Pharma, Inc., to evaluate the combination of ORIC-101 with XTANDI® (enzalutamide) as a treatment for patients with metastatic prostate cancer that is progressing on enzalutamide. This marked ORIC’s second Phase 1b clinical trial of ORIC-101, following the initiation in 2019 of a Phase 1b trial of ORIC-101 in combination with Abraxane® (nab-paclitaxel) in patients with solid tumors.

•

Preclinical Data on CD73 Inhibitor Program Presented at AACR: In April 2020, ORIC presented research that led to the discovery of ORIC-533, an orally bioavailable small molecule inhibitor of CD73, at the 2020 American Association for Cancer Research (AACR) Annual Virtual Meeting I. ORIC’s small molecule CD73 inhibitor demonstrated more potent blocking of adenosine production compared to an antibody approach in preclinical studies. ORIC-533 demonstrated significant anti-tumor single agent efficacy when dosed once a day, with corresponding reduction of adenosine levels in the tumor microenvironment.

•

Completed Initial Public Offering: On April 28, 2020, the company completed its initial public offering selling 8,625,000 shares of common stock, which included the full exercise by the underwriters of their option to purchase up to 1,125,000 additional shares, at $16.00 per share. Gross proceeds from the IPO, excluding underwriting discounts and commissions and other estimated offering costs, were $138.0 million.

•

Strengthened Executive Leadership and Board: In April 2020, the company appointed Christian V. Kuhlen, MD, as its General Counsel, following his most recent tenure as General Counsel of Synthorx, Inc. In March 2020, the company appointed Mardi C. Dier, a 20+ year biotech leader and current CFO/CBO of Portola Pharmaceuticals, Inc, to its board of directors.

•

Response to the COVID-19 Pandemic: The company implemented certain risk mitigation measures and adjusted its operations in response to the COVID-19 pandemic and continues to evaluate the impact of the COVID-19 pandemic on its business.

Anticipated Milestones

•

ORIC expects to select the recommended Phase 2 dose for its two ongoing ORIC-101 combination trials in the second half of 2020 and to report interim data from one of the trials in the first half of 2021 and from the other trial in the second half of 2021.

•	ORIC expects to file an Investigational New Drug Application for ORIC-533 with the Food and Drug Administration in the first half of 2021.

First Quarter 2020 Financial Results

•

Cash and Cash Equivalents: Cash and cash equivalents totaled $79.4 million as of March 31, 2020, which excludes the gross proceeds of $138.0 million from the company’s initial public offering, compared to $89.2 million as of December 31, 2019. The company expects its current cash and cash equivalents will be sufficient to fund its current operating plan into 2023.

•

R&D Expenses: Research and development expenses were $7.3 million for the three months ended March 31, 2020, compared to $5.2 million for the three months ended March 31, 2019, an increase of $2.0 million. This increase was primarily driven by $1.2 million higher personnel costs related to the addition of a clinical development team and $0.8 million of external costs driven by the advancement of ORIC-101 trials and ORIC-533 preclinical development.

•

G&A Expenses: General and administrative expenses were $1.9 million for the three months ended March 31, 2020, compared to $1.1 million for the three months ended March 31, 2019, an increase of $0.8 million. The increase was primarily due to higher professional services and personnel costs to support the growth of the company.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.  ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors. ORIC-101 is currently in two separate Phase 1b trials of ORIC-101 in combination with (1) Xtandi (enzalutamide) in metastatic prostate cancer and (2) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors. ORIC’s second product candidate, ORIC-533, is an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens.  Beyond these two product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to http://oricpharma.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about ORIC as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; plans underlying ORIC-101 clinical trials and development; plans underlying ORIC-533 or any other development programs; the potential advantages of ORIC’s product candidates; the period over which ORIC estimates its existing cash and cash equivalents will be sufficient to fund its current operating plan; and statements by the company’s president and chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101 or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates;  general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2020, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,442	$89,159
Prepaid expenses and other current assets	788	840
Total current assets	80,230	89,999

Property and equipment, net	2,096	2,241
Deferred offering costs	2,413	1,343
Other assets	317	510
Total assets	$85,056	$94,093

Liabilities, Convertible Preferred Stock and Stockholders' Deficit

Current liabilities:
Accounts payable	$770	$152
Accrued other liabilities	4,010	5,202
Total current liabilities	4,780	5,354

Deferred rent - long term	635	765
Total liabilities	$5,415	$6,119

Convertible preferred stock:
Series A convertible preferred stock, $0.0001 par value; 3,862,500 authorized, issued and outstanding at March 31, 2020 and December 31, 2019; aggregate liquidation preference of $15,450 at March 31, 2020 and December 31, 2019	15,431	15,431
Series B convertible preferred stock, $0.0001 par value; 6,750,000 shares authorized, 6,749,999 issued and outstanding at March 31, 2020 and December 31, 2019; aggregate liquidation preference of $54,000 at March 31, 2019 and December 31, 2019	53,906	53,906
Series C convertible preferred stock, $0.0001 par value; 4,448,788 shares authorized, 4,448,780 issued and outstanding at March 31, 2020 and December 31, 2019; aggregate liquidation preference of $53,385 at March 31, 2020 and December 31, 2019	53,172	53,172
Series D convertible preferred stock, $0.0001 par value; 5,287,500 shares authorized, 4,217,327 issued and outstanding at March 31, 2020 and December 31, 2019 aggregate liquidation preference of $55,669 at March 31, 2020 and December 31, 2019	55,549	55,549
Stockholders' deficit:
Common stock, $0.0001 par value; 26,750,000 shares authorized at March 31, 2020 and December 31, 2019; 1,997,655 and 1,984,222 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	3,145	2,606
Accumulated deficit	(101,562)	(92,690)
Total stockholders' deficit	(98,417)	(90,084)
Total liabilities and stockholders' deficit	$85,056	$94,093

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	$7,254	$5,212
General and administrative	1,925	1,134
Total operating expenses	9,179	6,346
Loss from operations	(9,179)	(6,346)

Other income:
Interest income, net	241	261
Other income	66	70
Total other income	307	331
Net loss and comprehensive loss	$(8,872)	$(6,015)
Net loss per share, basic and diluted	$(4.46)	$(3.32)
Weighted-average shares outstanding, basic and diluted	1,988,861	1,809,323